Exhibit 1.1

Execution Version

44,736,842 SHARES

CONTANGO OIL & GAS COMPANY

COMMON STOCK

UNDERWRITING AGREEMENT

September 12, 2019

Cowen and Company, LLC

Intrepid Partners, LLC

as representatives of the several Underwriters

named on Schedule A hereto

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

Contango Oil & Gas Company, a Texas corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A annexed hereto (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 44,736,842 shares (the “Firm Shares”) of common stock, $0.04 par value per share (the “Common Stock”), of the Company. In addition, the Company proposes to grant the Underwriters the option to purchase up to an additional 6,710,526 shares of Common Stock (the “Additional Shares”) on the terms set forth in Section 1(b) hereof. The Firm Shares and the Additional Shares are collectively referred to herein as the “Shares.”

To the extent there are no additional Underwriters listed on Schedule A other than you, the terms “Representatives” and “Underwriters” as used herein shall mean Cowen and Company, LLC and Intrepid Partners, LLC, as Underwriters.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-215784) including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act. The term “Registration Statement,” as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B under the Act, including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such registration statement, as amended in the form in which it has been filed most recently with the Commission prior to the execution and delivery of this Agreement in accordance with Section 3(b) or 3(c) hereof, including the prospectus supplement thereto filed by the Company pursuant to Rule 424(c) under the Act, is referred to herein as the “Base Prospectus.” The Company has prepared and filed a preliminary prospectus supplement relating to the Shares in accordance with Rule 424(b) under the Act (“Rule 424(b)”) (including the Incorporated Documents (as defined below), the “Preliminary Prospectus Supplement”) and delivered the Base Prospectus and such preliminary prospectus supplement to the Underwriters. The Base Prospectus and the Preliminary Prospectus Supplement are collectively referred to herein as the “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) (including the Incorporated Documents, the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement, in the form the Base Prospectus and the Prospectus Supplement are first furnished to the Underwriters for use in connection with the offer and sale of Shares, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to refer to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 7:40 P.M., New York City time, on the date hereof.

“Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued and delivered by the Company to the Underwriters for general distribution to investors prior to the Applicable Time, the Preliminary Prospectus and the number of Shares to be sold by the Company and the initial offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Act, whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is furnished to the Underwriters for general distribution to investors, as evidenced by such Issuer Free Writing Prospectus being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Any reference herein to the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference, or deemed to be incorporated by reference, therein pursuant to Item 12 of Form S-3 under the Act prior to the execution and delivery of this Agreement (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document incorporated by reference, or deemed to be incorporated by reference, therein at or after the execution and delivery of this Agreement.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

1. Sale and Delivery of Shares.

(a) Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 7 hereof at a purchase price of $0.9025 per Share, less an amount per Share equal to any dividends or other distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. The Company is advised by the Representatives that the Underwriters will (i) make a public offering of their respective portions of the Firm Shares as soon after the effectiveness of this Agreement as in the Representatives’ judgment is advisable and (ii) initially offer the Firm Shares upon the terms and conditions set forth in the Prospectus. The Representatives may from time to time increase or decrease the public offering price of the Shares after the initial public offering to such extent as the Representatives may determine.

(b) In addition, the Company grants to the several Underwriters the option (the “Additional Shares Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. The Additional Shares Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of this Agreement by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Additional Shares Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “Additional Time of Purchase”); provided, however, that no Additional Time of Purchase shall be earlier than the Time of Purchase (as defined below) or later than the tenth business day after the date on which the Additional Shares Option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares and to adjustment in accordance with Section 7 hereof).

(c) Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates or security entitlements in respect of the Firm Shares to the Representatives through the facilities of The Depository Trust Company for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on September 17, 2019 (unless another time shall be agreed to by the Representatives and the Company, unless postponed in accordance with the provisions of Section 7 hereof). The time at which such payment and delivery are to be made is herein referred to as the “Time of Purchase.” Electronic transfer of the Firm Shares shall be made to the Representatives at the Time of Purchase in such names and in such denominations as the Representatives shall specify.

(d) Payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office and time of day as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to the Representatives at the Additional Time of Purchase in such names and in such denominations as the Representatives shall specify.

(e) Each of the Representatives individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Additional Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Time of Purchase or any applicable Additional Time of Purchase, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(f) Deliveries of the documents described in Section 5 hereof with respect to the purchase of the Shares shall be made at the offices of Gibson, Dunn & Crutcher LLP at 811 Main Street, Suite 3000, Houston, Texas 77002, at 10:00 A.M., New York City time, at the Time of Purchase and, if applicable, any Additional Time of Purchase, as the case may be.

2. Representations and Warranties. (a) The Company represents and warrants to the Underwriters on the date of this Agreement, the Applicable Time, the Time of Purchase and each Additional Time of Purchase, if any, and agrees with the Underwriters, as follows:

(i) The Company meets the requirements for use of Form S-3 under the Act. The Shares have been and remain eligible for registration by the Company on the Registration Statement, and the Registration Statement and any post-effective amendment thereto have become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto has been received by the Company, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened. The Company has complied with each request (if any) from the Commission related to the Registration Statement, Preliminary Prospectus or Prospectus for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its initial effectiveness and as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the Act. Each of the Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the Act and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Incorporated Documents, when they became effective or at the time they were or hereafter are filed with the Commission, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(ii) Neither the Registration Statement nor any amendment thereto, at its initial effectiveness or subsequent deemed effective date, the Time of Purchase or any Additional Time of Purchase, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date or at the time of any filing with the Commission pursuant to Rule 424(b), the Time of Purchase or any Additional Time of Purchase, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they became effective or at the time they were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, including any Incorporated Document, that has not been superseded or modified.

(iv) (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, (C) at the date of this Agreement and (D) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) The Company has an authorized, issued and outstanding capitalization as set forth in the section of the Registration Statement, the Preliminary Prospectus component of the Disclosure Package and the Prospectus entitled “Capitalization” under the column entitled “Actual” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Prospectus, pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to the issuance of preferred stock of the Company in a private placement concurrent with the issuance of the Firm Shares referred to in the Registration Statement, the Disclosure Package and the Prospectus and the issuance of Common Stock upon conversion of such preferred stock). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(vi) The Common Stock is duly listed, and admitted and authorized for trading, on the NYSE American LLC (the “NYSE American”). The Shares are duly listed, and admitted and authorized for trading, subject (except in the case of any Additional Time of Purchase) to official notice of issuance, on the NYSE American. The Company has not received any notice from the NYSE American regarding the delisting or potential delisting of the Common Stock, including the Shares, from the NYSE American. The certificates for the Shares are in due and proper form.

(vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, with full corporate power and authority to own, lease and operate its properties and assets and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein.

(viii) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to either (i) have a material adverse effect on the business, properties, condition (financial or otherwise), liquidity, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”).

(ix) The Company owns, directly or indirectly, the issued and outstanding capital stock, membership interests, partnership interests or other ownership interests (as applicable) of each of the entities listed on Schedule C hereto in the percentages set forth on Schedule C hereto, which constitute all direct or indirect subsidiaries of the Company. References herein to “Subsidiaries” refer to the entities listed on Schedule C hereto. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to be in good standing would not have a Material Adverse Effect. Each Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company or applicable Subsidiary subject to no security interest, other encumbrance or adverse claims, except for such liens, encumbrances, equities or claims granted in connection with that certain Credit Agreement, dated as of October 1, 2013, among the Company, as borrower, Royal Bank of Canada, as administrative agent, and each lender from time to time party thereto, as amended by the First Amendment to Credit Agreement, dated as of April 11, 2014, the Second Amendment to Credit Agreement, dated as of October 28, 2014, the Third Amendment to Credit Agreement, dated as of May 6, 2016, the Fourth Amendment and Waiver to Credit Agreement, dated as of March 7, 2018, the Fifth Amendment to Credit Agreement, dated as of May 18, 2018, the Sixth Amendment to Credit Agreement, dated as of November 2, 2018, the Seventh Amendment to Credit Agreement, dated as of June 17, 2019, and as further amended, restated or modified from time to time, and related security documents (collectively, the “Credit Agreement”), or as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock of, or equity interests in, the Subsidiaries are outstanding. The Company owns, directly or indirectly, 37% of the outstanding limited liability company interests in Exaro Energy III LLC, a Delaware limited liability company (“Exaro”), and such limited liability company interests are owned by the Company subject to no security interest, other encumbrance or adverse claims, except for such liens, encumbrances, equities or claims granted in connection with the Credit Agreement or as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and any restriction upon the voting or transfer thereof pursuant to the Texas Business Organizations Code or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party. No holder of Shares will be subject to personal liability by reason of being such a holder.

(xi) The capital stock of the Company, including the Common Stock, conforms in all material respects to each description thereof contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(xii) This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws or similar organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, or (C) any U.S. federal, state, local or foreign law, or (D) any rule or regulation of any U.S. federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE American) (collectively, a “Regulatory Authority”), or (E) any decree, judgment or order applicable to it or any of its properties, except, in the case of clauses (B), (C), (D) and (E), to the extent that any such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect.

(xiv) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the most recent Preliminary Prospectus do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or asset of the Company or any Subsidiary pursuant to) (A) the charter or bylaws or similar organizational document of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected, or (C) any U.S. federal, state, local or foreign law, or (D) any rule or regulation of any Regulatory Authority (including, without limitation, the rules and regulations of the NYSE American), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties or assets.

(xv) No approval, authorization, license, registration, qualification, decree, consent or order of or filing with any Regulatory Authority or approval of the stockholders of the Company is necessary or required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the offer and sale of the Shares under the Act, which has been effected, (ii) any necessary qualification under the state or non-U.S. securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or (iii) under the Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xvi) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and duly waived, no person has the right, contractual or otherwise, to cause the Company to register under the Act the offer or sale of any shares of Common Stock, or to include any such shares, in the Registration Statement or the offering of Shares contemplated thereby.

(xvii) Each of the Company and the Subsidiaries has all necessary permits, licenses, authorizations, consents and approvals issued by the appropriate Regulatory Authorities and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary permits, licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus. Neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permit, license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(xviii) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits, proceedings, claims, investigations or inquiries pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties or assets is or would be subject at law or in equity, before or by any Regulatory Authority, except any such action, suit, proceeding, claim, investigation or inquiry which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.

(xix) Grant Thornton LLP (“GT”), whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and by the rules of the Public Company Accounting Oversight Board.

(xx) The financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. The supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, if any, present fairly in all material respects the information set forth therein. The other financial and statistical data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented in all material respects and are prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required by the Act or the Exchange Act to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus that are not included or incorporated by reference as required. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. All disclosures included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxi) Netherland, Sewell & Associates, Inc. (“NSAI”), a reserve engineer that prepared reserve reports of the estimated net proved oil and natural gas reserves held by the Company and the Subsidiaries as of December 31, 2018 with respect to certain oil and gas properties located in Colorado, Louisiana, Mississippi, Texas and Wyoming (the “NSAI Properties”), was, as of the date of preparation of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

(xxii) The information contained or incorporated by reference in the most recent Preliminary Prospectus regarding estimated proved reserves of the Company and the Subsidiaries as of December 31, 2018 with respect to the NSAI Properties is based upon the reserve reports prepared by NSAI. The information provided to NSAI by the Company and the Subsidiaries, including, without limitation, information as to: production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates the reports were made. Such information was provided to NSAI in accordance with all customary industry practices.

(xxiii) William M. Cobb & Associates (“WMC”), a reserve engineer that prepared reserve reports of the estimated net proved oil and natural gas reserves held by the Company and the Subsidiaries as of January 1, 2019 with respect to certain oil and gas properties located in West Texas, state and federal waters of the Gulf of Mexico and onshore Mississippi (the “WMC Properties”), was, as of the date of preparation of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

(xxiv) The information contained or incorporated by reference in the most recent Preliminary Prospectus regarding estimated proved reserves of the Company and the Subsidiaries as of January 1, 2019 with respect to the WMC Properties is based upon the reserve reports prepared by WMC. The information provided to WMC by the Company and the Subsidiaries, including, without limitation, information as to: production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates the reports were made. Such information was provided to WMC in accordance with all customary industry practices.

(xxv) W.D. Von Gonten & Co. (“WDVG”), a reserve engineer that prepared reserve reports of the estimated net proved oil and natural gas reserves held by Exaro as of January 1, 2019 with respect to certain oil and gas properties located in Wyoming (the “WDVG Properties”), was, as of the date of preparation of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

(xxvi) The information contained or incorporated by reference in the most recent Preliminary Prospectus regarding estimated proved reserves of Exaro as of January 1, 2019 with respect to the WDVG Properties is based upon the reserve reports prepared by WDVG. To the knowledge of the Company, the information provided to WDVG by Exaro, including, without limitation, information as to: production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates the reports were made. Such information was provided to WDVG in accordance with all customary industry practices.

(xxvii) The factual information underlying the estimates of reserves of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, changes in applicable regulations or regulatory guidance regarding the rules for estimating reserves, in each case in the ordinary course of business, and except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither of the Company nor any of the Subsidiaries is aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the aggregate present value of future net cash flows therefrom, as described in the Registration Statement, the Disclosure Package and the Prospectus.

(xxviii) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each stock option granted under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant. Each such stock option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the Board of Directors (or a duly authorized committee thereof) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s consolidated financial statements in accordance with GAAP and disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(xxix) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been, whether or not arising in the ordinary course of business, (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, condition (financial or otherwise), liquidity, or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Change”), (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations) incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock of, or other equity interests in, or outstanding indebtedness of, the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of, or other equity interests in, the Company or any Subsidiary.

(xxx) Neither the Company nor any Subsidiary is, or at any time when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares or at the Time of Purchase or any Additional Time of Purchase will any of them be, and, after giving effect to the offer and sale of the Shares and the application of the proceeds thereof, neither of them will be, an “investment company,” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxi) The Company and the Subsidiaries have good and marketable title to all of their interests in oil and gas properties and all other real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (ii) arise under the Credit Agreement, (iii) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (iv) would not, in the aggregate, have a Material Adverse Effect. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or as described in the Registration Statement, the Disclosure Package and the Prospectus, all of the oil and gas leases of the Company or any of the Subsidiaries and under which the Company or any of the Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of the Subsidiaries has received written notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of such leases, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease, except for such claims that would not have a Material Adverse Effect.

(xxxii) The Company and the Subsidiaries have such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to enable the Company to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to qualifications as may be set forth in the Disclosure Package and the Prospectus, except where failure to have such rights-of-way would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxxiii) As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company and the Subsidiaries have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners and except where the failure to timely pay or pay such amounts would not reasonably be expected to have a Material Adverse Effect); and no material amount of proceeds from the sale or production attributable to the oil and gas properties of the Company and the Subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due would not reasonably be expected to have a Material Adverse Effect, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any makeup rights affecting the interests of the Company or the Subsidiaries in their respective oil and gas properties, except where such claims would not reasonably be expected to have a Material Adverse Effect.

(xxxiv) Each of the Company and the Subsidiaries owns, licenses or otherwise has the right to use all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), copyrights, service marks and other intellectual property as described in the Registration Statement, the Disclosure Package and the Prospectus and which is necessary for the conduct of, or material to, its business (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Subsidiaries with respect to the Intellectual Property. Neither the Company nor any of the Subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any Subsidiary is subject to any pending claim, or aware of any threatened claim, by a third party to the contrary.

(xxxv) Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) to the Company’s knowledge, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.

(xxxvi) The Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no past or present conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any decree, judgment or order or (v) has entered into any agreement, in each case relating to any actual or alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any U.S. federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, any flammable explosives, radioactive materials, toxic chemicals, pollutants, contaminants, hazardous or toxic substances or wastes, petroleum or petroleum products, asbestos-containing materials or mold) or any other hazardous materials as defined or regulated by or which may give rise to liability under any Environmental Law). In the ordinary course of their business, the Company and each of the Subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective properties, assets and operations, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(xxxvii) All tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or those that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxviii) The Company and each of the Subsidiaries maintain insurance covering their respective properties, assets, operations, personnel and businesses as the Company reasonably deems adequate. Such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice for similar companies to protect the Company and the Subsidiaries and their respective properties, assets, operations, personnel and businesses in all material respects. All such insurance is fully in force. Neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(xxxix) Neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or other documents referred to or described in the Registration Statement, the Disclosure Package or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or other document, except for such terminations or non-renewals as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xl) The Company and each of the Subsidiaries maintain effective internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses, if any, in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. All significant deficiencies and material weaknesses, if any, in the Company’s internal control over financial reporting are disclosed in the Registration Statement, the Disclosure Package and the Prospectus. Since the end of the Company’s most recent audited fiscal year, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there have not been any changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xli) The Company and each of the Subsidiaries maintain effective disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time period specified in the Commission’s rules and forms, and is accumulated and communicated to management of the Company, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding disclosure.

(xlii) The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct in all material respects. The Company, the Subsidiaries and the Company’s directors and executive officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE American promulgated thereunder.

(xliii) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus was made by the Company with a reasonable basis and in good faith.

(xliv) All statistical or market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(xlv) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlvi) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder, including but not limited to the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, the United States Money Laundering Control Act of 1986, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xlvii) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently the subject or the target of any applicable sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized, or resident in a country or territory that is the subject or target of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions (a “Sanctioned Person”); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, Venezuela, Syria and the Crimea region of Ukraine claimed by Russia) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its Subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five (5) years, nor does the Company or any of its Subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(xlviii) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or making other distributions to the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company, except, in each case, as described in the Registration Statement, the Disclosure Package and the Prospectus.

(xlix) The issuance and sale of the Shares will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of capital stock of the Company.

(l) Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offer and sale of any Shares.

(li) Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action that is designed, or might reasonably be expected, to cause or result in, or any action that constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or a violation of Regulation M under the Exchange Act.

(lii) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any Underwriter or any bank, lending or other affiliate of any Underwriter and (B) does not intend to use any of the proceeds from its sale of Shares contemplated hereby to repay any outstanding debt owed to any Underwriter or any affiliate of any Underwriter.

(liii) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

(liv) Except as described in the Registration Statement or the Disclosure Package, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its Subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its Subsidiaries under the Act, except the Common Stock issuable upon conversion of preferred stock issued in a private placement concurrent with the issuance of the Firm Shares referred to in the Registration Statement, the Disclosure Package and the Prospectus.

(lv) The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and personal data and to the protection of such IT Systems and personal data from unauthorized use, access, misappropriation or modification, except to the extent that failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, there has been no security breach or attack or other compromise of or relating to any of the Company’s and its Subsidiaries’ IT Systems, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Any certificate signed by any officer or other representative of the Company or any of the Subsidiaries and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Underwriters.

3. Certain Covenants of the Company. The Company agrees:

(a) The Company, subject to Sections 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any Incorporated Documents, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or of the issuance of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with any offer or sale of Shares. The Company will effect all filings required under Rule 424(b) and Rule 430B in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will comply with the Act and the Exchange Act so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any Incorporated Documents, in order to comply with the requirements of the Act or the Exchange Act, the Company will promptly (A) give the Underwriters written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible; provided, however, that the Company shall not file or use any such amendment or supplement to which the Representatives shall object, which, in the case of any Incorporated Document, shall not be unreasonably withheld.

(c) The Company will give the Representatives written notice of its intention to file or use any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, will furnish the Underwriters with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object, which, in the case of any Incorporated Documents shall not be unreasonably withheld.

(d) Upon request, the Company will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and Incorporated Documents) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Representatives and counsel for the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company will furnish to each Underwriter, without charge, during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the Act (“Rule 172”), would be) required by the Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods prescribed by, and meeting the requirements of, the Exchange Act. Additionally, the Company shall report the use of the net proceeds from the sale of any Shares as may be required under the Act, including, if applicable, Rule 463 of the Act.

(g) The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Representatives may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(i) The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under “Use of Proceeds.”

(j) The Company will use its commercially reasonable efforts to effect and maintain the listing of the Shares on, and satisfy the requirements of, the NYSE American.

(k) The Company will not, without the prior written consent of the Representatives, within 90 days after the date of this Agreement, (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii). The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company (as they exist on the date hereof) referred to in the Registration Statement, the Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to non-employee director stock plans or dividend reinvestment plans (as they exist on the date hereof) referred to in the Registration Statement, the Disclosure Package and the Prospectus, provided that the Company shall cause each recipient of such shares pursuant to clause (A), (B), (C) or (D) to execute and deliver to you, on or prior to such issuance, a “lock-up” agreement, substantially in the form of Exhibit B hereto, (E) the issuance of shares of preferred stock of the Company in a private placement concurrent with the issuance of the Firm Shares and the issuance of Common Stock upon conversion of such preferred stock, and (F) the issuance or sale of shares of Common Stock or the execution of any agreement to issue shares of Common Stock directly to the seller as part of the purchase price in connection with the acquisition of stock or assets of another business, by merger or otherwise, provided that the aggregate number of shares of Common Stock that the Company may issue or sell pursuant to this clause (F) shall not exceed 10% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement.

(l) The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) The Company agrees that it will not, directly or indirectly, any action that is designed, or might reasonably be expected, to cause or result in, or any action that constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or a violation of Regulation M under the Exchange Act.

(n) If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by any Underwriter remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Underwriters and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in form and substance reasonably satisfactory to the Underwriters. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Underwriters, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in form and substance reasonably satisfactory to the Underwriters, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Underwriters of such effectiveness. The Company will take all other action necessary or appropriate to permit the offer and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

4. Covenant to Pay Costs. (a) The Company agrees to pay, or cause to be paid, all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (ii) the printing, registration, issue, sale and delivery of the Shares, including any stock or transfer taxes and stamp or similar duties payable upon the registration, sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (iv) the qualification of the Shares for offer and sale under state or non-U.S. laws and the determination of their eligibility for investment under state or non-U.S. law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters, (v) the fees and expenses incurred in connection with the listing of the Shares on the NYSE American and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA up to $30,000, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of the transfer agent and registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering of the Shares to prospective investors and the Underwriters’ respective sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers and other representatives of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Company’s other obligations hereunder.

(b) If this Agreement is terminated by the Representatives in accordance with the provisions of Sections 5, 6(b)(1) or 6(b)(2)(B), 6(b)(3) or 7 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel to the Underwriters.

5. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company contained herein or in certificates of any officer of the Company or any of the Subsidiaries and delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement shall have become effective. The Company shall have filed with the Commission the Preliminary Prospectus and the Prospectus in the manner and within the time period required by Rule 424(b) and Rule 430B, and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto has been received by the Company, no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Underwriters.

(b) At the Time of Purchase, the Underwriters shall have received the favorable written opinion or opinions of Gibson, Dunn & Crutcher LLP (“GDC”), counsel to the Company, dated such date, in form and substance satisfactory to the Underwriters.

(c) At the Time of Purchase, the Underwriters shall have received the favorable written opinion or opinions of White & Case LLP (“W&C”), counsel to the Underwriters, dated such date, with respect to such matters as the Underwriters may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the Delaware General Corporation Law and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company, the Subsidiaries and certificates of public officials.

(d) On the date of this Agreement, the Underwriters shall have received a letter from GT, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e) At the Time of Purchase, the Underwriters shall have received from GT a letter, dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(d) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Time of Purchase.

(f) On the date of this Agreement, the Underwriters shall have received from NSAI an initial letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters stating the conclusions and findings of such firm with respect to the reserve and other operational information and other matters as is customary to underwriters in connection with registered public offerings.

(g) At the Time of Purchase, the Underwriters shall have received from NSAI a letter, dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Time of Purchase.

(h) On the date of this Agreement, the Underwriters shall have received from WMC an initial letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters stating the conclusions and findings of such firm with respect to the reserve and other operational information and other matters as is customary to underwriters in connection with registered public offerings.

(i) At the Time of Purchase, the Underwriters shall have received from WMC a letter, dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(h) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Time of Purchase.

(j) On the date of this Agreement, the Underwriters shall have received from WDVG an initial letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters stating the conclusions and findings of such firm with respect to the reserve and other operational information and other matters as is customary to underwriters in connection with registered public offerings.

(k) At the Time of Purchase, the Underwriters shall have received from WDVG a letter, dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(j) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Time of Purchase.

(l) At the Time of Purchase, there shall not have been, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any Material Adverse Change, and the Underwriters shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect set forth in Exhibit A hereto.

(m) On the date of this Agreement, the Underwriters shall have received a lock-up agreement substantially in the form of Exhibit B hereto signed by each person listed on Schedule D hereto and each such agreement shall be in full force and effect at the Time of Purchase and each Additional Time of Purchase, if any.

(n) On the date of this Agreement and at the Time of Purchase and each Additional Time of Purchase, if any, the Shares shall have been duly listed, and admitted and authorized for trading, on the NYSE American, subject (except in the case of any Additional Time of Purchase) to official notice of issuance.

(o) If required by FINRA, FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(p) On the date of this Agreement and at the Time of Purchase and each Additional Time of Purchase, if any, that certain commitment letter entered into by and among the Company, JPMorgan Chase Bank, N.A., the Royal Bank of Canada and Cadence Bank, N.A., dated as of September 6, 2019 (the “Credit Commitment”), in connection with the Company’s senior secured reserve-based revolving credit facility, shall not have been terminated, unless the closing of such facility has been consummated on or before such date.

(q) After giving effect to this offering of the Shares and any other sale by the Company of equity securities at or before the Time of Purchase, the Company shall have received proceeds from new equity issuances sufficient to satisfy any related condition in the Credit Commitment.

(r) In the event that the Underwriters exercise their option provided in Section 1(b) hereof to purchase all or any portion of the Additional Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of the Subsidiaries pursuant to the provisions hereof shall be true and correct as of each Additional Time of Purchase and, at the relevant Additional Time of Purchase, the Representatives shall have received:

(i) A certificate, dated such Additional Time of Purchase, of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company confirming that the certificate delivered at the Time of Purchase pursuant to Section 5(l) hereof remains true and correct as of such Additional Time of Purchase.

(ii) The favorable written opinion or opinions of GDC, dated such Additional Time of Purchase, relating to the Additional Shares to be purchased on such Additional Time of Purchase and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) The favorable written opinion or opinions of W&C, dated such Additional Time of Purchase, relating to the Additional Shares to be purchased on such Additional Time of Purchase and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) A letter from GT, in form and substance satisfactory to the Underwriters and dated such Additional Time of Purchase, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Additional Time of Purchase.

(v) A letter from NSAI, in form and substance satisfactory to the Underwriters and dated such Additional Time of Purchase, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Additional Time of Purchase.

(vi) A letter from WMC, in form and substance satisfactory to the Underwriters and dated such Additional Time of Purchase, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Additional Time of Purchase.

(vii) A letter from WDVG, in form and substance satisfactory to the Underwriters and dated such Additional Time of Purchase, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(k) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Additional Time of Purchase.

(s) At the Time of Purchase and each Additional Time of Purchase, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the offer and sale of the Shares as contemplated herein shall be satisfactory in form and substance to the Representatives and counsel to the Underwriters.

(t) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement or, in the case of any condition to the purchase of Additional Shares on an Additional Time of Purchase subsequent to the Time of Purchase, the obligations of the several Underwriters to purchase such Additional Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to the Time of Purchase or such Additional Time of Purchase, as the case may be, and any such termination shall be without liability of any party to any other party except the provisions of Sections 2, 4, 8, 11, 12 and 13 hereof shall remain in full force and effect notwithstanding such termination.

6. Effective Date of Agreement; Termination. (a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) The Representatives may terminate this Agreement at any time at or prior to the Time of Purchase, by notice to the Company, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall have been any material adverse change in the business, properties, condition (financial or otherwise), liquidity, results of operations or prospects of the Company and the Subsidiaries taken as a whole the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the completion of the offering of Shares contemplated by this Agreement or to enforce contracts for the sale of such Shares, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the NYSE American or Nasdaq, (B) a suspension or material limitation in trading in the Company’s securities on the NYSE American, (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, or (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war or any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere if the effect of any such event specified in this clause (D), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the completion of the offering of Shares contemplated by this Agreement or to enforce contracts for the sale of such Shares, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading in or withdrawal of, or any notice or announcement shall have been given or made of any intended or potential downgrading in or withdrawal of, or any watch, review or possible change that does not indicate an affirmation of, or improvement in, any rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act.

(c) In the event of any termination under Section 6(b) hereof, neither party will have any liability to the other party hereto, except as set forth in Section 4 hereof, and provided further that the provisions of Sections 2, 8, 11, 12 and 13 hereof shall remain in effect.

7. Default. If one or more Underwriters shall fail at the Time of Purchase or any Additional Time of Purchase to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one of or more of the Underwriters or any other underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i) if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of the Underwriters on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all non-defaulting Underwriters; or

(ii) if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of the Underwriters on such date, this Agreement or, with respect to any Additional Time of Purchase subsequent to the Time of Purchase, the obligation of the several Underwriters to purchase, and the Company to sell, such Additional Shares shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 7 shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement or, with respect to Additional Shares, the obligation of the several Underwriters to purchase, and the Company to sell, such Additional Shares, either the Representatives or the Company shall have the right to postpone the Time of Purchase or applicable Additional Time of Purchase, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 7.

8. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of any Underwriter, and the successors and assigns of all of the foregoing persons, from and against any and all loss, damage, expense, liability or claim (including the reasonable cost of investigation) whatsoever, as incurred, which, jointly or severally, any Underwriter or any such person may incur insofar as such loss, damage, expense, liability or claim arises out of, relates to or is based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or arises out of, relates to or is based on any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriters furnished in writing by the Representatives to the Company expressly for use in, the Registration Statement (or any amendment thereto) or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in the Registration Statement (or any amendment thereto) in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in the Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, any Issuer Free Writing

Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any information provided to investors by, or with the approval of, the Company (the “Marketing Information”), including, without limitation, any investor presentations, or arises out of, relates to or is based on any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to the Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), insofar as any such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriters furnished in writing by or on behalf of the Representatives to the Company expressly for use in, the Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in the Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any and all loss, damage, expense, liability or claim (including the reasonable cost of investigation) whatsoever, as incurred, which, jointly or severally, the Company or any such person may incur insofar as such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Representatives for delivery to the Company expressly for use in, the Registration Statement (or any amendment thereto), or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in the Registration Statement (or any amendment thereto), in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in the Registration Statement (or any amendment thereto) or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter to the Representatives for delivery to the Company expressly for use in the Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in the Preliminary Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any party required to provide indemnification under this Agreement (as applicable, the “indemnifying party”), such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall be permitted to assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission or failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party otherwise than under this Section 8. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to assume the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred. In no event shall any indemnifying party be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding or Proceedings. The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any and all loss, damage, expense, liability or claim by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 8(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which such indemnified party is a party and indemnity has been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under the applicable subsections above or insufficient to hold an indemnified party harmless in respect of any and all losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Shares (net of related total underwriting discounts but before deducting expenses) received by the Company and the related total underwriting discounts received by the Underwriters bear to the aggregate initial public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Underwriter’s partners, directors, officers, members and affiliates shall have the same rights to contribution as such Underwriter; each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(e) Each of the Company and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) hereof. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts received by such Underwriter in connection with Shares underwritten by it for sale to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

(f) The provisions contained in this Section 8, as well as the representations, warranties and covenants of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers, members or affiliates or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Company’s directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company agrees promptly to notify the Underwriters of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s directors or officers, in connection with the sale and delivery of the Shares or with the Registration Statement, the Disclosure Package or the Prospectus.

9. Information Furnished by the Underwriters. The statements set forth in the third paragraph under the heading “Discounts and Commissions” and the paragraphs under the heading “Stabilization” under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to the stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of one or more of the Underwriters as such information is referred to in Sections 2 and 8 hereof.

10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Cowen and Company, LLC, 599 Lexington Avenue, New York, New York 10022, Attn: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1124, and Intrepid Partners, LLC, 1201 Louisiana Street, Suite 600, Houston, Texas 77002, Attn: Christopher Winchenbaugh, Fax: (281) 582-7298, with a copy to White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attn: Stuart Bressman; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 717 Texas Avenue, Suite 2900, Houston, Texas 77002 (facsimile: 713-758-2222), Attn: Wilkie S. Colyer, Jr., President and CEO.

11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each party consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

13. Parties at Interest. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and, to the extent provided in Section 8 hereof, the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser of Shares, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. No Fiduciary Relationship. The Company acknowledges and agrees that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Shares. The Company further acknowledges and agrees that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or other equity owners or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Shares, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company confirms its understanding and agreement to that effect. The Company agrees that it is responsible for making its own independent judgments with respect to any such transactions and that any opinions or views expressed by any Underwriter to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company. The Company agrees that Underwriters are not acting as fiduciary of the Company and no Underwriter has assumed or will assume any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the respective businesses and/or assets of the Underwriters and the Company, as the case may be.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a valid and legally binding agreement between the Company and the several Underwriters.

Very truly yours,

CONTANGO OIL & GAS COMPANY

By:	/s/ E. Joseph Grady
	Name:	E. Joseph Grady
	Title:	Senior Vice President and Chief
Financial Officer

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first above written

COWEN AND COMPANY, LLC
INTREPID PARTNERS, LLC

By:	COWEN AND COMPANY, LLC

By:	/s/ Matthew Rovelli
Name: Matthew Rovelli
Title: Managing Director

On behalf of themselves and as representatives of the several Underwriters.

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first above written

COWEN AND COMPANY, LLC
INTREPID PARTNERS, LLC

By:	INTREPID PARTNERS, LLC

By:	/s/ Christopher F. Winchenbaugh
Name: Christopher F. Winchenbaugh
Title: President, COO, CCO

On behalf of themselves and as representatives of the several Underwriters.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Number of Firm Shares	Number of Additional Shares
Cowen and Company, LLC	22,368,421	3,355,263
Intrepid Partners, LLC	22,368,421	3,355,263

Total	44,736,842	6,710,526

Schedule A-1

SCHEDULE B

ISSUER GENERAL USE FREE WRITING PROSPECTUS

None.

Schedule B-1

SCHEDULE C

SUBSIDIARIES

Subsidiary	Ownership Percentage
Crimson Exploration Inc.	100%
Crimson Exploration Operating, Inc.	100%
Contango Energy Company	100%
Contango Rocky Mountain Inc.	100%
Contango Operators, Inc.	100%
Contango Mining Company	100%
Conterra Company	100%
Contaro Company	100%
Contango Alta Investments, Inc.	100%
Contango Venture Capital Corporation	100%
LTW Pipeline Co.	100%

Schedule C-1

SCHEDULE D

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors & Executive Officers

1.	Wilkie S. Colyer

2.	E. Joseph Grady

3.	Michael J. Autin

4.	Joseph J. Romano

5.	B.A. Berilgen

6.	B. James Ford

7.	Lon McCain

8.	John C. Goff

Schedule D-1

EXHIBIT A

FORM OF OFFICERS’ CERTIFICATE

Pursuant to Section 5(l) of the Underwriting Agreement, dated September 12, 2019 (the “Underwriting Agreement”), between Contango Oil & Gas Company, a Texas corporation (the “Company”), and Cowen and Company, LLC and Intrepid Partners, LLC, as the representatives of the several underwriters named in Schedule A thereto, each of Wilkie S. Colyer, Jr. in his capacity as Chief Executive Officer and President of the Company, and E. Joseph Grady, in his capacity as Senior Vice President and Chief Financial Officer of the Company, does hereby certify, on behalf of the Company, that, to the best of his knowledge, after reasonable investigation:

At the Time of Purchase, there has not been, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any Material Adverse Change.

Each of Gibson, Dunn & Crutcher LLP and White & Case LLP is entitled to rely on this certificate in connection with the opinion that such firm is rendering pursuant to Section 5 of the Underwriting Agreement.

Capitalized terms used herein and not defined herein shall have the meanings set forth in the Underwriting Agreement.

Exhibit A-1

EXHIBIT B

LOCK-UP LETTER AGREEMENT

September 12, 2019

Cowen and Company, LLC

Intrepid Partners, LLC

as representatives of the several Underwriters

named on Schedule A to the Underwriting Agreement referred to herein

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Contango Oil & Gas Company, a Texas corporation (the “Company”), and you and the other Underwriters to be named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of shares of Common Stock, par value $0.04 per share, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the Prospectus relating to the Offering, the undersigned will not, without the prior written consent of Cowen and Company, LLC and Intrepid Partners, LLC (the “Representatives”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or otherwise participate in the filing of) a registration statement (including any amendment thereto) with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to:

(a) bona fide gifts;

(b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned);

Exhibit B-1

(c) transfers of shares of Common Stock or any security, directly or indirectly, convertible into Common Stock in connection with estate planning or by intestacy or distributions of shares of Common Stock or any security, directly or indirectly, convertible into Common Stock to limited partners, members, stockholders or affiliates of the undersigned; and

(d) withholding of shares of Common Stock by the Company for purposes of covering tax liabilities arising from or related to the vesting during the Lock-Up Period of restricted stock and performance shares awarded pursuant to the Company’s existing equity compensation plans;

provided that it shall be a condition to any transfer pursuant to clause (a), (b) or (c) that (1) each donee, distributee or transferee shall sign and deliver a lock up letter substantially in the form of this Lock-Up Agreement, (2) no public announcement and no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period in connection with such transfer or disposition and (3) the undersigned notifies the Representatives at least two business days prior to the proposed transfer or disposition.

The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, or (ii) for any reason the Underwriting Agreement shall be terminated prior to the Time of Purchase, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Exhibit B-2

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

(Signature Page Follows)

Yours very truly,

By:
Name:
Title:

Exhibit B-3